EXHIBIT 10.2

                  CYTOGEN CORPORATION
              LOAN AND SECURITY AGREEMENT
This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans to be made by Lender to Borrower.

SECTION 1.  PARTIES

1.1	The "Borrower" is identified in Section 10.6(c)
and its successors and assigns. If more than one Borrower is specified in Section 10.6(c), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

1.2	The "Lender" is The CIT Group/Credit Finance,
Inc. and its agents, designees, representatives, successors and assigns.

SECTION 2.  	TERM LOANS

Lender shall make term loans to Borrower on the terms and conditions set forth in Section 10.2. ("Term Loan"). Such
Term Loan shall be evidenced by a promissory note (the
"Promissory Note") delivered by Borrower to Lender and shall be repaid, together with interest and other amounts, in accordance with this Agreement and the Promissory Note.

SECTION 3.  INTEREST AND FEES

		3.1	Interest.
		(a)	Interest on the Term Loans shall be payable by
Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.4(a).  The
Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate (as defined below), effective as of the date of each such change.
On and after any Event of Default or termination or non-renewal hereof, interest on all unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the
Interest Rate otherwise payable until such time as all
Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be
payable on demand. In no event shall charges constituting
interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in
contravention of any such law or regulation, such provision
shall be deemed amended to conform thereto.
(b)	The "Prime Rate" is the rate of interest publicly
announced by The Chase Manhattan Bank in New York, New York, or
its successors and assigns, from time to time as its prime rate.
3.2	Closing Fees.  Borrower shall pay to Lender at
closing a Closing Fee in the amount set forth in Section
10.4(c).

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SECTION 4.  GRANT OF SECURITY INTEREST

4.1	Grant of Security Interest.  To secure the
payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral.

4.2	"Obligations" shall mean any and all Term Loans,
revolving loans, accommodations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

4.3	"Collateral" shall mean all of the following
property of Borrower:

(a)	All now owned and hereafter acquired right, title
and interest of Borrower in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights (except contract rights in which the granting of a security interest would result in a default or impermissible assignment under the related contract); chattel paper; investment property; documents; instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

(b)	All now owned and hereafter acquired right, title
and interest of Borrower in, to and in respect of goods, including, but not limited to:

(i)	All inventory, wherever located, whether now
owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all inventory which may be returned to Borrower by its customers or repossessed by Borrower and all of Borrower's right, title and interest in and to the foregoing (including all of Borrower's rights as a seller of goods);


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(ii)	All equipment and fixtures, wherever
located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements
(including spare parts), and accessions thereof and thereto (including, but not limited to Borrower's rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

(iii)	All consumer goods, farm products,
crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

(c)	All now owned and hereafter acquired right, title
and interests of Borrower in, to and in respect of any personal property in or upon which Borrower has or may hereafter have a security interest, lien or right of setoff;

(d)	All present and future books and records relating
to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party; and

(e)	All products and proceeds of the foregoing in
whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.


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SECTION 5.  COLLECTION AND ADMINISTRATION

5.1	Collections.  Borrower will, at its expense as
Lender requests, direct that all remittances and all other proceeds of accounts and other Collateral be sent to a lock box designated by Lender, and deposited into a bank account selected by Lender under arrangements with the bank providing that all funds deposited in the bank account are to be transferred solely to Lender. Borrower shall bear all risk of loss of any funds deposited into such account. In connection therewith, Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other proceeds received by Borrower shall be held in trust for Lender and immediately remitted to Lender in kind.

5.2	Charges to Loan Account.  At Lender's option, all
payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due, as principal to any loan account of Borrower maintained by Lender. Interest and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

5.3	Payments.  All Obligations shall be payable at
Lender's office set forth in Section 10.6(a) or at Lender's bank designated in Section 10.6(b) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section.

5.4	Loan Account Statements.  To the extent that
Lender renders to Borrower loan account statements, such statements shall be considered correct and binding upon Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statements, written notice from Borrower of any specific exceptions by Borrower to that statement.

5.5	Direct Collections.  Lender may, at any time, (a)
notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification by telephone, in writing or otherwise of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof, (d) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, and
(f) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations. Lender shall use its good faith efforts to provide Borrower with contemporaneous notice of Lender's exercise of its rights set forth in clause (a) of this Section 5.5, provided however, that Lender's failure to provide such contemporaneous notice, or any notice, shall not be deemed a breach by Lender of its obligations to Borrower and Borrower

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shall have no right or remedy as a result thereof. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

5.6	Attorney-in-Fact.  Borrower hereby irrevocably
appoints Lender as Borrower's attorney-in-fact and authorizes Lender at Borrower's sole expense, to exercise at any time in Lender's discretion all or any of the powers necessary for Lender to obtain information about the Collateral or to enforce Lender's rights.

5.7	Liability.  Borrower hereby releases and
exculpates Lender, its officers and employees, from any liability arising from any acts under this Agreement or in furtherance thereof, except for gross negligence or willful misconduct. Lender will not have any liability to Borrower for lost profits or other special, exemplary, punitive, or consequential damages.

5.8	Administration of Accounts.  After written notice
by Lender to Borrower or without notice after an Event of Default, Borrower shall not, (a) amend, modify, settle or compromise any of the accounts or any other Collateral which includes a monetary obligation, (b) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (c) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

5.9	Documents.  Borrower shall deliver to Lender, as
Lender may request, all documents, schedules, invoices, proofs of delivery, purchase orders, statements, contracts and all other information evidencing or relating to the Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.5, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return at Borrower's expense.

5.10	Access.  Lender shall have access, prior to an
Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting or copying the Collateral, and all Borrower's books and records. Lender may, at no charge, use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower. Lender shall use its good faith efforts to provide Borrower with contemporaneous notice of Lender's visit(s) to any such accountants or third parties, provided

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however, that Lender's failure to provide such contemporaneous notice, or any notice, shall not be deemed a breach by Lender of its obligations to Borrower and Borrower shall have no right or remedy as a result thereof.

5.11	Environmental Audits.  From time to time, but not
more frequently than semi-annually (provided Borrower is not in default) as requested by Lender, at the sole expense of Borrower, Borrower shall provide Lender complete access to all of Borrower's facilities for the purpose of conducting an environmental audit of such facilities as Lender may deem necessary.

SECTION 6.	ADDITIONAL REPRESENTATIONS, WARRANTIES AND
COVENANTS

Borrower hereby represents, warrants and covenants to Lender the following, (all of such representations, warranties, and covenants being continuing in nature so long as any of the Obligations are outstanding):

6.1	Financial and Other Reports.  Borrower shall keep
and maintain its books and records in accordance with generally accepted accounting principles, consistently applied ("GAAP"). Borrower shall, at its expense, (a) on or before the fifteenth
(15th) day of each month, deliver to Lender true and complete monthly agings of its accounts receivable and accounts payable, and (b) on or before the twenty fifth (25th) day of each month, deliver to Lender true and complete monthly internally prepared interim financial statements, all in such form, and together with such other information with respect to the business of Borrower or any guarantor, as Lender may request, which shall present fairly, in all material respects, the financial position of Borrower as of the end of each such period and the results of its operations and cash flows during such period, all in accordance with GAAP, and certified by the treasurer or chief financial officer of Borrower. Annually as soon as available, but not later than ninety (90) days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender audited financial statements of Borrower prepared by and accompanied by the unqualified report and opinion thereon of an independent certified public accountant acceptable to Lender; provided, however, that such report may be qualified only by those events and circumstances referenced in Borrower's December 31, 1997 audited financial statements .

6.2	Trade Names.  Borrower may from time to time
render invoices under its trade names set forth in Section 10.6(g), and Borrower represents that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower, and (c) Lender may receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

6.3	Losses.  Borrower shall promptly notify Lender in
writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.

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6.4	Books and Records.  Borrower's books and records
concerning accounts and its chief executive office are and shall be maintained only at the address set forth in Section 10.6(d). Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Sections 10.6(e) and (f) hereof, except Borrower may change such locations or open a new place of business after thirty (30) days' prior written notice to Lender. Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, amendments, financing documents and security and other agreements as Lender may reasonably require.

6.5	Title.  Borrower has and at all times will
continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except, if any, those set forth on Schedule A hereto ("Permitted
Liens").

6.6	Disposition of Assets.  Borrower shall not,
directly or indirectly: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than (i) sales of inventory to buyers in the ordinary course of business, and
(ii) sales, leases, transfers, assignments or other disposition of Collateral pursuant to Borrower's strategic restructuring objectives in effect as of the date hereof including, without limitation, the spin-off its wholly-owned subsidiary, Axcel Biosciences ("Axcel"), so long as and to the extent that (X) Borrower is not and would otherwise not be in default of any of its obligations under this Agreement, and (Y) if any such Collateral being sold, leased, transferred, assigned or disposed of consists of machinery and equipment referenced in that certain appraisal dated September 14, 1998 conducted by Daley Hodkin Appraisal Corporation for Lender (the "Appraisal"), such machinery and equipment is no longer useful in the ordinary course of Borrower's business and the net proceeds received by Borrower upon the sale of such machinery and equipment shall be paid to Lender and applied as a prepayment against the Term Loan together with such additional amount as is necessary so that the total amount paid by Borrower against the Term Loan equals or exceeds the appraised value of such machinery and equipment, as set forth on the Appraisal, or (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower, or (c) form or acquire any interest in any firm, corporation or other entity, or (d) change its corporate name or trade name or otherwise conduct business under any assumed or fictitious name, other than as set forth in Section 10.6(g).

6.7	Insurance.  Borrower shall at all times maintain,
with financially sound and reputable insurers, adequate insurance (including, without limitation, at the option of Lender, earthquake and flood insurance) with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Lender may obtain, at Borrower's expense, any such insurance should Borrower fail to do so and adjust or settle any claim or other matter under or arising pursuant to such insurance or amend or cancel such insurance. Borrower shall provide evidence of such insurance and a lender's loss payable
endorsement satisfactory to Lender.   Borrower shall deliver to
Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or

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replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations in any order or manner as Lender determines.

6.8	Compliance With Laws.  Borrower is and at all
times will continue to be in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to income, withholding, excise, property and social security taxes, minimum wages, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Borrower or its property. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral when due unless the same are being contested in good faith. Lender may establish reserves for the amount contested and penalties which may accrue thereon.

6.9	Accounts.  All statements made and all unpaid
balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

6.10	Equipment.  With respect to Borrower's equipment,
Borrower shall keep the equipment in good order and repair and in running and marketable condition, ordinary wear and tear excepted.

6.11	Intentionally Left Blank.

6.12	Affiliated Transactions.  Borrower will not,
directly or indirectly: (a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity; or (b) declare, pay or make any dividend, redemption or other distribution of capital on account of any shares of any class of stock of Borrower now or hereafter outstanding; provided, however, that Borrower may declare and pay dividends on certain preferred stock that it may issue, so long and to the extent that (i) the payment of any such dividend does not violate applicable state law, and (ii) Borrower is not and would otherwise not be in default of any of its obligations under this Agreement, or (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower; or (d) make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower; or (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower. In connection with clauses (a) and (d) of this Section 6.12, Borrower may make advances or contribute additional capital to Axcel in connection with Borrower's spin-off of Axcel, so long as and to the extent that Borrower is not and would otherwise not be in default of any of its obligations under this Agreement.

6.13	Fees and Expenses.  Borrower shall pay, on
Lender's demand, all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery,

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recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations including, without limitation, field examiner, travel, food and lodging, plus a per diem charge at the rate set forth in Section 10.4(d) for Lender's examiners in the field and office; and (e) the costs, fees and disbursements of in-house and outside counsel to Lender, including but not limited to such costs, fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding or litigation between the parties hereto, any third party and in any appeals arising therefrom.

6.14 Further Assurances. At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

6.15 Environmental Condition. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any statute, regulations, ordinances, laws or orders pertaining to environmental matters (collectively, "Environmental Laws") as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any Environmental Laws. No lien arising under or in connection with any Environmental Laws has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice, or directive or other communication from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the environment. Borrower is and will continue to be in compliance (in all material respects) with all

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Environmental Laws and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.

6.16 Year 2000 Compliance. The Borrower shall take all action necessary to assure that its computer-based systems are able to effectively process data including dates and date sensitive functions. The Borrower represents and warrants that the Year 2000 problem will not result in a material adverse effect on the Borrower's business condition. Upon request, the Borrower shall provide assurance acceptable to the Lender that the Borrower's computer systems and software are or will be Year 2000 compliant on a timely basis. The Borrower shall immediately advise Lender in writing of any material changes in the Borrower's Year 2000 plan, timetable or budget.

6.17 Organization and Qualification. Borrower is a business corporation, duly organized, validly existing and in good standing under the laws of the State set forth in Schedule D-1 hereto and will (i) do or cause to be done all things necessary to keep in full force and effect its existence and its qualification to do business and good standing in such State and any other jurisdiction(s) in which such qualification is necessary for the proper conduct of its business or wherein it owns or leases any property, a schedule of which is attached hereto as Schedule D-2, and conduct and operate its business in substantially the manner in which same is presently conducted and operated; (ii) at all times maintain, preserve and protect all material patents, franchises, trademarks, trade names, copyrights and other general intangibles; and (iii) comply with all material agreements to which it is subject.

6.18  Indemnification.

(a) Borrower hereby indemnifies and agrees to protect, defend and hold harmless Lender and Lender's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such suits, claims or demands suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, or any other collateral document, and any transaction contemplated herein or therein (other than actions arising out of the gross negligence or willful misconduct of Lender), including but not limited to, suits, claims or demands based upon any act or failure to act by Lender in connection with this Agreement or any other collateral document, and any transaction contemplated herein or therein. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall give prompt written notice thereof to Lender. This covenant shall survive payment of the Obligations.

(b) Lender shall give Borrower prompt notice of all suits, actions or proceedings instituted against Lender with respect to which Borrower has indemnified Lender, and Borrower shall have the right to participate in any such suit, action or proceeding. Lender shall also have the right, at the sole expense of Borrower, to participate in, or at Lender's election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event the Borrower may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposit with Lender additional collateral security sufficient to pay any judgment rendered, with interest, costs, and expenses; and the right of Lender to indemnification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

(c) If any suit, action, or proceeding is brought by Lender against Borrower for breach of this covenant of indemnity, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause of action, whether theretofore or thereafter accruing.

6.19 Authority and Subsidiaries. Borrower has the lawful power to own its properties and to engage in the businesses it conducts; and has no subsidiaries or joint venture partners other than as set forth on Schedule B hereto.

6.20 Litigation. Except as described on Schedule C attached hereto, Borrower is not a party to or, to its best knowledge, threatened with, any litigation, suit, action, investigation (whether civil or criminal), proceedings or controversy before any Court, administrative agency or other governmental authority and Borrower is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental instrumentality or in any material respect under any regulation of any administrative agency or governmental instrumentality.

6.21  Patents and Trademarks.  Borrower holds no
United States or foreign patents and has no United States or foreign patent applications pending and has no federally registered trademarks or trade names and operates under no fictitious names, other than as disclosed in Section 10.6(g) below.

SECTION 7.	EVENTS OF DEFAULT AND REMEDIES

7.1	Events of Default.  All Obligations shall be
immediately due and payable, without notice or demand, upon the termination of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "Events of Default":

(a)	Borrower fails to pay when due any of the
Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender;

(b)	Any representation, warranty or statement of fact
made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading in any material respect;

(c)	Any guarantor revokes, terminates or fails to
perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

(d)	Any judgment or judgments aggregating in excess
of the amount set forth in Section 10.6(h) or any injunction or attachment is obtained against Borrower or any guarantor which remains unstayed or undischarged for a period of ten (10) days or is enforced;

(e)	The usual business of Borrower or any guarantor
ceases or is suspended;

(f)	Any change in the chief executive officer, chief
operating officer, or controlling ownership of Borrower;

(g)	Borrower or any guarantor is unable to pay its
debts as they become due, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

(h)	Any petition or application for any relief under
the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor;

(i)	The indictment or threatened indictment of
Borrower or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any guarantor pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor which Lender believes may have a material adverse effect on the Collateral or Borrower's business;

(j)	Any default or event of default occurs on the
part of Borrower under any material agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound.

(k)	Lender in good faith believes that either (i) the
prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to secure fully the Obligations; or

(l)	Any material change occurs in the nature or
conduct of Borrower's business.

7.2	Remedies.  Upon the occurrence of an Event of
Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days' prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

7.3	Application of Proceeds.  Lender may apply the
cash proceeds of Collateral (other than accounts) actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

7.4	Lender's Cure of Third Party Agreement Default.
Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

SECTION 8. 	 JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND
CONSENTS

8.1 	JURY TRIAL WAIVER.  BORROWER AND LENDER EACH
WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT

WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL,
EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

8.2	Counterclaims.  Borrower waives all rights to
interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

8.3	Jurisdiction.  Borrower hereby irrevocably
submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.6(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth in Section 10.6(d) or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in
Section 10.6(a) is located and Borrower waives any objections based on forum non conveniens or venue in connection therewith.
8.4	No Waiver by Lender.  Lender shall not, by any
act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9.	 TERM OF AGREEMENT; MISCELLANEOUS

9.1	 Term.  This Agreement shall only become
effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term set forth in
Section 10.7 from the date hereof  ("Term").

9.2	Early Termination.  Borrower may also terminate
this Agreement without penalty by giving Lender at least thirty
(30) days' prior written notice and payment in full of all of the Obligations as provided herein. Thirty (30) days after receipt by Lender of such notice, Lender shall not be obligated to make any further loans, advances or other accommodations to or for the benefit of Borrower. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the then-current Term, Borrower shall pay to Lender on the effective date of termination, in full, all Obligations

9.3	Termination Indemnity Deposit.  Upon termination
of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

9.4	Notices.  Except as otherwise provided, all
notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in Section 10.6(a) and to Borrower at its chief executive office set forth in Section 10.6(d), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three (3) days after mailing.

9.5	Severability.  If any provision of this Agreement
is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

9.6	Entire Agreement; Amendments; Assignments.  This
Agreement and the Promissory Note referred to in Section 2, contain the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

9.7	Discharge of Borrower.  No termination of this
Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then-existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

9.8	Usage.  All terms used herein which are defined
in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

9.9	Governing Law.  This Agreement shall be governed
by and construed in accordance with the laws of the State in which the office of Lender set forth in Section 10.6(a) below is located (the "Applicable State") (without regard to the Applicable State's conflicts of laws principles) except that Borrower specifically consents to the applicability of New

Jersey law (without regard to New Jersey conflicts of laws principles) with respect to Lender's exercise and enforcement of the remedy of confession of judgment by warrant of attorney set forth in the Warrant of Attorney to Confess Judgment executed contemporaneously herewith and Borrower expressly waives any defense which Borrower may have against the enforcement by Lender of the confession of judgment remedy, based upon any theory of law or equitable principle whatsoever, including, without limitation, any claim by Borrower that the governing laws of the Applicable State may not permit the entry of judgment by confession.

SECTION 10.	ADDITIONAL DEFINITIONS AND TERMS

10.1  	Intentionally Left Blank
10.2	  Term Loan:

      	$750,000.00, payable in thirty-five (35) equal consecutive monthly principal installments of
       $12,500.00 and one final installment of the entire unpaid principal balance thereof, as more fully set forth in the Promissory Note.

10.3	  Intentionally Left Blank

10.4	  Interest, Fees & Charges:
		     (a)	Interest Rate:  Prime Rate plus three
           percent (3%) per annum.

      	(b)	Intentionally Left Blank

      	(c)	Closing Fee: 	$15,000.00

      	(d)	Field Examination per diem charge per
           examiner:  $650.00

10.5	  Intentionally Left Blank

10.6	  (a) 	Lender's Office:

            10 South LaSalle Street
          		Chicago, Illinois  60603

       (b)	Lender's Bank:

       				Bank of America Illinois
			       	231 South LaSalle Street
		         Chicago, Illinois  60697


       (c)	Borrower:  Cytogen Corporation

      	(d)	Borrower's Chief Executive Office:

         		600 College Road East
         		Princeton, NJ  08540

      	(e)	Intentionally Left Blank

      	(f)	Borrower's Other Offices and Locations of
	          Collateral:

          	201 College Road East
          	Princeton, NJ 08540

          	[storage location] [to be completed by
           Borrower]

	      (g)	Borrower's Trade Names for Invoicing:
           [insert trade names, if any] [to be
		        	completed by Borrower]

      	(h)	Judgment Amount: $25,000.00

10.7	  Term: 	Three (3) years

IN WITNESS WHEREOF, and intending to be legally bound, Borrower and Lender have duly executed this Agreement this _20th__ day of October, 1998.

	THE CIT GROUP/CREDIT FINANCE, INC.


	By: _/s/ Richard A. Simons
	Name:  Richard A. Simons
	Title: Senior Vice President


	CYTOGEN CORPORATION


	By: _/s/ H. Joseph Reiser
		H. Joseph Reiser, President



                    SCHEDULE A

                  Permitted Liens


1.	Liens created under this Loan and Security
Agreement and related documents in favor of the Lender.

2.	Liens upon equipment and machinery granted in
connection with the acquisition of such equipment and machinery by Borrower after the date hereof (including, without limitation, pursuant to leases and installment sale contracts), provided that:

			(i)	each such lien attaches only to the
equipment and machinery acquired with the debt secured thereby, and

			(ii)	the principal amount of the indebtedness
secured by any item of equipment or machinery shall not exceed
100% of the cost thereof (excluding labor).


             __________________________________
                         SCHEDULE B

          Subsidiaries and Joint Venture Partners

              Axcell Biosciences Corporation

      The above does not include dormant subsidiaries
                 ___________________________


                         SCHEDULE C

                 Litigation and Violations

1. The Company has been served with a complaint, denominated as a class action complaint, relating to its adoption of a shareholder rights plan in June, 1998. The lawsuit claims primarily that (in a case unrelated to Cytogen) the Delaware chancery court has indicated that a particular provision in the rights plan may be held inconsistent with Delaware law, that the Company's rights plan should be revised, and that the plaintiff and his counsel are entitled to an award of aKomeys' fees to the extent that it prompted this change. The provision at issue is common to rights plans adopted by Delaware corporations, and Cytogen is advised that virtually identical suits have been filed against a number of Delaware corporations. Cytogen has advised the plaintiff s counsel that it believes that the provision has not been held invalid; that to the extent the provision is held invalid, the rights plan automatically severs it from the plan; and that the lawsuit will not benefit the stockholders. The plaintiff s counsel has agreed to dismiss the lawsuit with no application for fees if the Company revises its rights plan. The Board of Directors of the Company will take this maker up at its meeting on October. 19, 1998.

2. The Company has received a notice from a third parry that it believes that the Company's ProstaScint product infringes that party's patent related to location of intracellular markers. The Company has reviewed the patent claim, does not believe that infringement is present, and believes, based on advice of counsel, that the third party patent is invalid. An opinion of outside patent counsel was obtained during the period of development of ProstaScint to the effect that such other patent was invalid by reason of fraud The third party patent expires in November, 1999. The Company is in discussions with this third party toward resolving these issues and does not believe that this claim is likely to have a significant adverse effect on the Company's financial position or results of operations.

           ______________________________________

                        SCHEDULE D-1

          Jurisdiction of Borrower's Incorporation

                          Delaware
           _______________________________________


                        SCHEDULE D-2

Jurisdictions where Borrower is Required to be Qualified

                          Arkansas
                          California
                          Colorado
                          Delaware
                          Florida
                          Georgia
                          Illinois
                          Maryland
                          Massachusetts
                          Michigan
                          New Jersey
                          New York
                          Ohio
                          Pennsylvania
                          Rhode Island
                          Texas
                          Washington
                          Wisconsin

                   CYTOGEN CORPORATION
                   TERM PROMISSORY NOTE


$750,000.00				                            					October 19, 1998

For value received and intending to be legally bound, CYTOGEN CORPORATION ("Maker"), a Delaware corporation, hereby promises to pay, without set-off or defalcation, to the order of THE CIT GROUP/CREDIT FINANCE, INC. ("Payee"), a Delaware corporation, at its offices at 10 South LaSalle Street, Chicago, Illinois 60603, or such other place as Payee may designate to Maker in writing, the principal sum of Seven Hundred and Fifty Thousand Dollars ($750,000.00) in lawful money of the United States of America, together with interest on the outstanding balance thereof at the floating rate per annum set forth below. All interest shall be calculated based upon a 360-day year and the actual number of days elapsed.

The principal amount of this Note shall be repaid in thirty-five (35) equal consecutive monthly installments of Twelve Thousand Five Hundred Dollars ($12,500.00) each, due and payable on the first day of each month, commencing on November 1, 1998 and continuing on the first day of each succeeding month. One final installment of Three Hundred Twelve Thousand Five Hundred Dollars ($312,500.00), plus any other unpaid principal and accrued and unpaid interest, costs, fees and expenses shall be due and payable on October 1, 2001. All principal payments hereunder shall be subject to acceleration and payment in full upon the occurrence of an Event of Default (as hereinafter defined).

This Note shall bear interest on the principal balance remaining unpaid from time to time at a floating rate equal to the Prime Rate plus three percent (3.00%) per annum (the "Interest Rate"). For purposes hereof, the term "Prime Rate" means the interest rate per annum publicly announced by The Chase Manhattan Bank in New York, New York from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank. The Interest Rate under this Note shall be increased or decreased as and when the Prime Rate changes. Installments of interest shall be due and payable, concurrently with each payment of principal, on the first day of each month commencing November 1, 1998 and continuing thereafter until the principal amount of this Note and all accrued interest is paid in full.

At the time any payment is due hereunder, Payee may, at its option, charge the amount thereof to any account of Maker maintained by Payee or any affiliate of Payee.
The indebtedness evidenced by this Note represents advances made by Payee pursuant to Section 2 of a Loan and Security Agreement of even date herewith entered into by and between Maker and Payee (the "Loan Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

  		Payment of this Note is secured by a first priority lien on and security interest in the Collateral. Payee shall not be required to resort to the Collateral for payment, but may proceed against Maker and/or any guarantors in such order and manner as Payee may choose.

If any payment of principal or interest due hereunder shall not be paid on or before the due date thereof, interest shall accrue on such overdue amount from the date such payment is due at an annual rate equal to the Interest Rate plus two percent (2%) ("Default Rate").
Each of the following events (each an "Event of Default") shall constitute an event of default hereunder:

(a) Maker shall fail to pay principal and/or interest as aforesaid on or before the date on which it shall fall due hereunder or shall fail to perform any of the other terms of this Note or any other existing or future financing, security or other agreement between Maker and Payee or any affiliate of Payee (hereinafter collectively referred to as the "Loan Documents").

(b) The occurrence of an "Event of Default" under the Loan Agreement or the other Loan Documents or if the Loan Agreement shall expire by its terms, or be terminated or not renewed for any reason whatsoever.
Upon the occurrence of an Event of Default, in addition to all rights and remedies of Payee under the Loan Agreement or other documents executed in connection therewith, the entire unpaid principal balance of this Note together with interest accrued thereon at the rate hereinbefore specified, and all other sums due by Maker hereunder and under the Loan Agreement or the other Loan Documents shall, at the option of Payee and without notice to Maker, become due and payable immediately and payment of the same may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note, in the Loan Agreement, or the other Loan Documents; and in such case the Payee may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorneys' fees for collection.

The remedies of Payee as provided herein, in the Loan
Agreement, or in the other Loan Documents shall be cumulative and concurrent and may be pursued singly, successively or together against the Maker and/or any other obligor and/or against the Collateral and/or any other property pledged or assigned to Payee as security for this Note, at the sole discretion of Payee, and such remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefor shall occur.

Payee shall not by any act or omission to act be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy on a subsequent event.

Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, the Loan Agreement, the other Loan Documents or in connection with the Collateral, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting any of the property comprising the Collateral or any other property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, as well as the right of inquisition on any real property that may be levied upon under a judgment obtained by virtue hereof, and Maker hereby voluntarily condemns the same and authorizes the entry of such voluntary condemnation on any writ of execution issued thereon, and agrees that such real property may be sold upon any such writ in whole or in part in any order desired by Payee.

Maker hereby waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that the liability of Maker shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee; and Maker hereby consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of the Collateral, or any part thereof, with or without substitution, and agrees that Maker's endorsers, guarantors or sureties may become parties hereto without notice to Maker or affecting the Maker's liability hereunder.

Notwithstanding anything to the contrary herein contained, the total liability of Maker for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by applicable law to be contracted for, charged or received, and if payments by Maker to Payee include interest in excess of such maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Maker. Any such application or refund shall not cure or waive any Event of Default. In determining whether or not any interest payable under this Note or the Loan Agreement or with respect to the Collateral exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Note to be "interest"), including without limitation prepayment premiums and late charges, shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of this Note.

As used herein, the words "Payee" and "Maker" shall be deemed and construed to include the respective successors and assigns of Payee and the respective successors and permitted assigns of Maker. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Illinois (without regard to Illinois' conflicts of laws principles) except that Maker specifically consents to the applicability of New Jersey law (without regard to New Jersey's conflicts of laws principles) with respect to Payee's exercise and enforcement of the remedy of confession of judgment by warrant of attorney set forth in the Warrant of Attorney to

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

Confess Judgment executed contemporaneously herewith and Maker expressly waives any defense which Maker may have against the enforcement by Payee of the confession of judgment remedy, based upon any theory of law or equitable principle whatsoever, including, without limitation, any claim by Maker that the governing laws of Illinois may not permit the entry of judgment by confession.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

                    		CYTOGEN CORPORATION



                    		By:_/s/ H. Joseph Reiser_______
                      		 H. Joseph Reiser, President



STATE OF _NEW JERSEY____	:

COUNTY OF _MIDDLESEX_____	:

On the _19th_ day of October, 1998 before me personally came _H. Joseph Reiser, to me known, who, being by me duly sworn, did depose and say that he is the President of Cytogen Corporation, the corporation described herein and which executed the foregoing instrument; that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors; and that they acknowledged said instrument to be the free act and deed of said corporation.

/s/ Sally B. Hansen___________
    Notary Public
    My Commission Expires:	 SALLY B. HANSEN
                         			Notary Public, State of New Jersey
                      						ID No. 2217403
                      						Qualified in Middlesex County
                     							Commission Expires September 1, 2003


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